UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.                 )

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☐        Preliminary Proxy Statement

☐        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐        Definitive Proxy Statement

☐        Definitive Additional Materials

☒        Soliciting Material Pursuant to §240.14a-12

Nuveen Ohio Quality Municipal Income Fund

(Exact Name of Registrant as Specified in their Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Nuveen Ohio Quality Municipal Income Fund

Important Information Regarding 2019 Shareholder Meeting

The annual meeting of shareholders (the “Annual Meeting”) of Nuveen Ohio Quality Municipal Income Fund (NYSE:NUO) (the “Fund”) has been scheduled for November 19, 2019.

Shareholders of record at the close of business on September 19, 2019 are entitled to notice of and to vote at the Annual Meeting and any adjournments, postponements or delays thereof.

The Board has nominated Judith M. Stockdale, Carole E. Stone and Margaret L. Wolff to stand for election at the Annual Meeting by common shareholders and preferred shareholders voting together as a single class to serve as Class I Trustees for a term expiring at the annual meeting of shareholders to be held in 2022 or until their successors have been duly elected and qualified. The Board has also nominated William C. Hunter and Albin F. Moschner to stand for election at the Annual Meeting by preferred shareholders, voting separately as a single class, for a term expiring at the next annual meeting or until their successors have been duly elected and qualified.

On August 12, 2019, the Fund received a notice from Saba Capital Master Fund, Ltd. of its intention to present a proposal and nominate persons for election as trustees at the Annual Meeting. The Board intends to meet to consider this notice and make a recommendation in due course that it believes will best serve the interests of the Fund and all of its shareholders.

This communication is not a solicitation of a proxy from any Fund shareholder. The Board will present its recommendation regarding trustee nominees in the Fund’s proxy statement and other materials, to be filed with the Securities and Exchange Commission (the “SEC”) and made available to all shareholders eligible to vote at the Annual Meeting. Promptly after filing its definitive proxy statement in connection with the solicitation of proxies for the Annual Meeting (the “2019 Proxy Statement”) with the SEC, the Fund will mail the 2019 Proxy Statement and a WHITE proxy card to each shareholder entitled to vote at the Annual Meeting.

Fund’s shareholders do not need to take any action at this time.

Important Information

The Fund, its trustees and executive officers and certain officers and employees of Nuveen may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Annual Meeting.

Information concerning the trustees and executive officers of the Fund is set forth in the Fund’s definitive proxy statement for its 2018 Annual Meeting of Shareholders filed on October 3, 2018 and in the Fund’s annual report for the fiscal year ended February 28, 2019. Each trustee’s individual beneficial shareholdings of the Fund constitutes less than 1% of the outstanding shares of the Fund and the trustees and executive officers of the Fund as a group beneficially own less than 1% of the outstanding shares of the Fund. Additional information regarding the interests of such potential participants will be included in the 2019 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing its definitive 2019 Proxy Statement with the SEC, the Fund will mail the definitive 2019 Proxy Statement and a WHITE proxy card to each shareholder entitled to vote at the Annual Meeting. SHAREHOLDERS ARE URGED TO READ THE 2019 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE FUND WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain, free of charge, copies of the 2019 Proxy Statement and any amendments or supplements thereto and any other documents (including the WHITE proxy card) filed by the Fund with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov) or at http://www.nuveenproxy.com/Closed-End-Fund-Proxy-Information, or by contacting the Fund by phone at 1-800-257-8787 or by mail at 333 West Wacker Drive, Chicago, Illinois 60606.

FORWARD LOOKING STATEMENTS

Certain statements made herein are forward-looking statements. Actual future results or occurrences may differ significantly from those anticipated in any forward-looking statements due to numerous factors. These include, but are not limited to:

•	market developments;

•	legal and regulatory developments; and

•	other additional risks and uncertainties.

Nuveen and the closed-end funds managed by Nuveen and its affiliates undertake no responsibility to update publicly or revise any forward-looking statement.

For more information, please visit Nuveen’s CEF homepage www.nuveen.com/closed-end-funds or contact:

Advisors

800-752-8700

Investors

800-257-8787

Media

media-inquiries@nuveen.com

About Nuveen

Nuveen, the investment manager of TIAA, offers a comprehensive range of outcome-focused investment solutions designed to secure the long-term financial goals of institutional and individual investors. Nuveen has more than $1 trillion in assets under management as of 30 June 2019 and operations in 23 countries. Its affiliates offer deep expertise across a comprehensive range of traditional and alternative investments through a wide array of vehicles and customized strategies. For more information, please visit www.nuveen.com.

Nuveen Securities, LLC, member FINRA and SIPC.

The information contained on the Nuveen website is not a part of this communication.

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